Exhibit 10.2

Execution Version

ADDITIONAL LENDER AGREEMENT

THIS ADDITIONAL LENDER AGREEMENT (this “Agreement”) dated as of May 23, 2019 is between Independent Bank (the “Additional Lender”), Kimbell Royalty Partners LP (“Borrower”), and Frost Bank, as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”) for the lenders party to the Credit Agreement referred to below. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement.

R E C I T A L S

A.            The Borrower, the Administrative Agent and the other Lenders have heretofore entered into a Credit Agreement, dated as of January 11, 2017, as amended from time to time (the “Credit Agreement”).

B.            The Borrower has heretofor requested pursuant to Section 4.4 of the Credit Agreement that the Total Commitment be increased to $225,000,000.00 by causing the Additional Lender to become a Lender and by causing Frost Bank to increase its Commitment pursuant to that certain Total Commitment Increase Agreement, dated as of the date hereof (the “Frost Total Commitment Increase Agreement”), by and among, the Borrower, the Administrative Agent and Frost Bank.

C.            NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.01          Additional Lender.

(a)           Pursuant to Section 4.4 of the Credit Agreement, effective as of the Effective Date (used herein as defined below) Independent Bank is hereby added as a Lender under the Credit Agreement with a Commitment of $20,000,000.00.

(b)           Effective as of the Effective Date, the Additional Lender shall become a Lender for all purposes of the Credit Agreement and shall have all of the rights and obligations of a Lender thereunder. The Additional Lender’s Commitment hereby supplements Schedule 13.2(a) to the Credit Agreement, such that after giving effect to the inclusion of such Commitment and by the increase in Commitments pursuant to the Frost Total Commitment Increase Agreement, Section 13.2(a) to the Credit Agreement is amended and restated to read as set forth on Schedule 4.4 attached hereto.

Section 1.02            Representations and Warranties; Agreements. The Additional Lender hereby: (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to become a Lender under the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered thereunder, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to acquire or increase its Commitment, as the case may be, on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if the Additional Lender is a Foreign Lender, any documentation required to be delivered by such Additional Lender pursuant to Section 5.4 of the Credit Agreement has been duly completed and executed by the Additional Lender; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, make its own credit decisions in taking or not taking action under the Credit Agreement, and (ii) it will perform in accordance with the terms of the Credit Agreement, all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender (including, without limitation, any obligations of it, if any, under Section 4.4 of the Credit Agreement).

Section 1.03          Effectiveness. This Agreement shall become effective as of May 23, 2019 (the “Effective Date”), subject to the Administrative Agent’s receipt of counterparts of this Agreement duly executed on behalf the Additional Lender and the Borrower; and an Administrative Questionnaire duly completed by the Additional Lender.

Section 1.04          Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic image scan transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

Section 1.05          Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

Section 1.06          Severability. In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, none of the parties hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Credit Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 1.07          Notices. All communications and notices hereunder shall be in writing and given as provided in Section 13.2 of the Credit Agreement; provided that all communications and notices hereunder to the Additional Lender shall be given to it at the address set forth in its Administrative Questionnaire.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

KIMBELL ROYALTY PARTNERS, LP

	By:	Kimbell Royalty GP LLC, its general partner

	By:	/s/ Matthew S. Daly
	Name:	Matthew S. Daly
	Title:	Chief Operating Officer and Secretary

Administrative Agent:	FROST BANK

	By:	/s/ Justin Armstrong
	Name:	Justin Armstrong
	Title:	Senior Vice President

Additional Lender:	INDEPENDENT BANK

	By:	/s/ Alex Zemkoski
	Name:	Alex Zemkoski
	Title:	Senior Vice President

SCHEDULE 4.4

LIST OF COMMITMENT AMOUNTS
AFTER TOTAL COMMITMENT
INCREASE AGREEMENT

Lenders Commitments:

Name of Lender	Commitment	Commitment Percentage
Frost Bank	$55,000,000.00	24.44444444444%
Wells Fargo Bank, National Association	$45,000,000.00	20.00000000000%
Credit Suisse AG, Cayman Islands Branch	$25,000,000.00	11.11111111111%
JP Morgan Chase Bank, N.A.	$20,000,000.00	8.88888888889%
Fifth Third Bank	$20,000,000.00	8.88888888889%
Royal Bank of Canada	$20,000,000.00	8.88888888889%
BOKF, NA dba Bank of Texas	$20,000,000.00	8.88888888889%
Independent Bank	$20,000,000.00	8.88888888889%
TOTAL	$225,000,000.00	100.0%